Exhibit 10.4

February 1 2021

STRICTLY CONFIDENTIAL

Dr. Allen W. Davidoff, Ph.D.

President and Chief Executive Officer

XORTX Therapeutics, Inc.

Re:	Advisory Agreement

Dear Dr. Davidoff:

This letter (this “Agreement”) constitutes the agreement between XORTX Therapeutics, Inc. (the “Company”) and David Sans, Ph.D. (“Consultant”), that Consultant shall serve as the exclusive advisor for the purpose of establishing collaborations or clinical trials to study the effect of XORTX’s products, the Company’s small molecules (the “Product”), in patients across various clinical indications (the “Services”.)

A.	Fees. In consideration for the Services, the Company shall pay to Consultant:

B.	Expenses. In addition to any fees payable to Consultant hereunder, the Company hereby agrees to reimburse Consultant for all documented reasonable travel and other out-of-pocket expenses incurred in connection with Consultant’s engagement hereunder, subject to pre-approval by the Company for individual expenses over $250 USD. Invoices. Payment shall be made to the Consultant with respect to the services and expenses referred to in Sections 2.01 and 2.02 above within 14 days from receipt by the Corporation of proper invoices and vouchers together with a satisfactory progress report in respect of such services and expenses, all of which shall be submitted by the Consultant to the Corporation on the 15th and last day of each month during the term of this Agreement.

C.	Term and Termination of Engagement. The term of this Agreement (the “Term”) will begin on the date hereof and continue for a duration of twelve months immediately following the date hereof and may be extended by the parties hereto by mutual written agreement. The parties shall have the right to terminate this Agreement for any reason with 30 -day notice. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees, grant options and reimburse expenses contained herein will survive any expiration or termination of this Agreement.

i)	This agreement shall be terminated upon the death of the consultant and all pending payments shall be made to a surviving spouse or the deceased's estate

ii)	Provisions which Operate Following Termination - Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination.

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D.	Insurance The Consultant shall pay for and maintain for the benefit of the Consultant and the Corporation, with insurers or through the appropriate government department and in an amount and in a form acceptable to the Corporation, appropriate insurance concerning the operations and liabilities of the Consultant relevant to this Agreement including, without limiting the generality of the foregoing, workers' compensation and unemployment insurance in conformity with applicable statutory requirements in respect of any remuneration payable by the Consultant to any employees of the Consultant and public liability and property damage insurance.

E.	Use of Information. The Company will furnish Consultant such written information as Consultant reasonably requests in connection with the performance of its Services hereunder. The Company understands, acknowledges and agrees that, in performing its Services hereunder, Consultant will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to a Collaboration and that Consultant does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to a Collaboration, including, without limitation, any financial information, forecasts or projections considered by Consultant in connection with the provision of its services.

F.	Inventions and Patents In the event In the event the Consultant contributes to any patentable invention as a result of his consultative services to the Corporation hereunder, any such patentable invention shall be the exclusive property of the Corporation and the Corporation shall have the exclusive right to file patent applications in the name of the Corporation in connection therewith and the Consultant shall co-operate with the Corporation and provide all necessary assistance in the filing and prosecution of such patent applications.

G.	Confidentiality

i.	The Consultant shall not (either during the term of this Agreement or at any time thereafter) disclose any information relating to the private or confidential affairs of the Corporation or relating to any secrets of the Corporation to any person other than for the Corporation's purposes and, without limiting the generality of the foregoing, the Consultant shall not (either during the term of this Agreement or at any time thereafter) disclose information covered by the confidentiality agreement entered into by the consultant and XORTX Therapeutics, to any person other than for the Corporation's purposes and shall not (either during the term of this Agreement or at any time thereafter) use for his own purposes or for any purposes other than those of the Corporation any such information or secrets he may acquire in relation to the business of XORTX Therapeutics. (collectively referred to as “Confidential Information”).

ii.	For greater clarity, Confidential Information does not include general knowledge you acquire during the term of this Agreement that is not proprietary to the Corporation, provided that such general knowledge is a product of the Consultant’s memory and unaided by data, documents, agreements, files or other materials of the Corporation in any form.

iii.	The Consultant shall obtain a written non-disclosure agreement in a form acceptable to the Corporation in respect of the same information and secrets referred to in Section 3.07(1) from all persons, including but not limited to any employees of the Consultant, who are in any way involved with the Consultant in the provision of consultative services to the Corporation hereunder and in the course thereof may have access to any information or secrets referred to in Section 3.07(1) and the Consultant shall provide the Corporation with executed copies of any such non-disclosure agreement.

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H.	Indemnity.

i.	In connection with the Company’s engagement of Consultant hereunder, the Company hereby agrees to indemnify and hold harmless Consultant from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by him (including the reasonable fees and expenses of counsel), (collectively a “Claim”), which (A) result from (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by Consultant in connection with the Company’s engagement of Consultant hereunder , or (B) otherwise result from Consultant’s activities on the Company’s behalf under Consultant’s engagement hereunder, and the Company shall advance to Consultant all reasonable and documented expenses (including the reasonable fees and expenses of counsel) incurred by Consultant in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which Consultant is a party. The Company will not, however, be responsible for any Claim, which is finally determined (whether judicially or pursuant to binding arbitration) to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.

ii.	The Company further agrees that it will not, without the prior written consent of Consultant, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not Consultant is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of Consultant from any and all liability arising out of such Claim.

iii.	Promptly upon receipt by Consultant of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, Consultant shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure prejudices the Company. If the Company so elects or is requested by Consultant, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to Consultant and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to Consultant reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes Consultant and the Company, and legal counsel to Consultant reasonably concludes that there may be legal defenses available to Consultant that are different from or in addition to those available to the Company, then Consultant may employ its own separate counsel to represent or defend him in any such Claim, and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, Consultant shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, in accordance with the terms hereof, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, Consultant shall have the right to participate in such Claim and to retain his own counsel therefor at his own expense.

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iv.	The Company agrees that if any indemnity sought by Consultant hereunder is held by a court to be unavailable for any reason then the Company and Consultant shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Consultant on the other, in connection with Consultant’s engagement referred to above.

v.	The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that Consultant may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

I.	Limitation of Engagement to the Company. The Company acknowledges that Consultant has been retained only by the Company, that Consultant is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Consultant is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Consultant or any of his affiliates, or any of his or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934), employees or agents. Unless otherwise expressly agreed in writing by Consultant, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Consultant, and no one other than the parties hereto is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Consultant to the Company in connection with Consultant’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Collaboration, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Consultant shall not have the authority to make any commitment binding on the Company, and no partnership or joint venture is formed or intended by this Agreement.

i.	The Consultant is not an employee of the Corporation and shall not be entitled to receive from the Corporation any employee related benefits, either under the Ontario Employment Standards Act, 2000, as amended from time to time, or otherwise. The Corporation shall not be required to make contributions to unemployment insurance, Canada Pension Plan, workers' compensation and other similar levies in respect of the fee for services to be paid to the Consultant.

ii.	Consultant shall not contract on behalf of the Corporation - The Consultant shall not, without the prior written consent of the Corporation, enter into any contract or commitment in the name of or on behalf of the Corporation or bind the Corporation in any respect whatsoever.

iii.	This agreement supersedes all prior agreements between The Company and Consultant.

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J.	Limitation of Consultant’s Liability to the Company. Consultant and the Company further agree that neither Consultant (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934), shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Consultant other than those that were finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Consultant.

K.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any dispute, controversy, or claim arising out of or relating to this Agreement, or a breach thereof, shall be determined by final, binding arbitration administered by the International Center for Dispute Resolution of the American Arbitration Association (“ICDR”) in accordance with its International Arbitration Rules (“ICDR Rules”). Upon request of any party hereto, the ICDR shall apply its International Expedited Procedures. The arbitration shall be conducted by a single arbitrator (“Arbitrator”) selected pursuant to the ICDR Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The ICDR and/or the Arbitrator shall be expressly empowered to enter Emergency Measures of Protection pursuant to Article 6 of the ICDR Rules and Interim Measures pursuant to Article 24 of the ICDR Rules. The ICDR and/or the Arbitrator shall not condition such measures on provision of security by the requesting party. The fact of the arbitration, all documents or information created, discovered, or shared in connection with the arbitration, and the arbitration award or other documents generated by the ICDR or the Arbitrator shall be confidential information subject to the terms of the Confidentiality Agreement. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the state of New York and of the United States District Courts located in the Borough of Manhattan, New York City, New York, for any lawsuits, actions or other proceedings to confirm or enforce the arbitration award and agree not to commence any such lawsuit, action or other proceeding (including any lawsuit, action or other proceeding seeking to challenge or vacate such an award) except in such courts. To the extent any party hereto initiates such an action, lawsuit, or proceeding, the parties hereto agree to take all steps necessary and appropriate to cause all records of the proceedings of such action, lawsuit, or proceeding to be sealed to the fullest extent allowable under the law. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or relating to this Agreement in the courts of the state of New York or the United States District Courts located in the Borough of Manhattan, New York City, New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IS EXPRESSLY AND IRREVOCABLY WAIVED.

L.	Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or email, if sent to Consultant, to the address set forth on the first page hereof, or email Notices sent by certified mail shall be deemed received five days thereafter, and notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt. Notices sent by email shall be effective when sent, provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient.

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M.	Miscellaneous. This Agreement shall not be modified or amended except in writing signed by Consultant and the Company. No provision of this Agreement may be waived except in a writing executed by the party against whom the waiver is to be effective. This Agreement may not be assigned by Consultant without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of each of Consultant and the Company and their respective successors and permitted assigns. This Agreement constitutes the entire agreement of Consultant and the Company with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements (other than the Confidentiality Agreement). If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts or other electronic signatures, including by email attachment), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature page follows]

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Consultant and the Company, please sign in the space provided below with                            this Agreement shall become binding as of the date first set forth above.

Yours truly,

CONSULTANT

		By:	/s/ David Sans
Name: David Sans
Title: Consultant

Accepted and agreed to as of
the date first written above:
XORTX Therapeutics, Inc.

By:	/s/ Allen Davidoff
Name: Allen Davidoff
Title: CEO, President

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